Exhibit 99.3

SYNTROLEUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,783	$11,400
Accounts receivable	66	109
Taxes receivable	988	988
Other current assets	197	280

Total current assets	9,034	12,777
PROPERTY AND EQUIPMENT – at cost, net	61	77
INVESTMENT IN AND LOANS TO DYNAMIC FUELS, LLC	36,526	37,848
OTHER ASSETS, net	1,124	1,113

	$46,745	$51,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$559	$783
Accrued employee costs	41	23

Total current liabilities	600	806
GUARANTEE LIABILITY	1,000	—
DEFERRED REVENUE	13,926	13,365
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 150,000 shares authorized, 9,960 and 9,943 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	100	99
Additional paid-in capital	400,314	400,262
Accumulated deficit	(369,195)	(362,717)

Total stockholders’ equity	31,219	37,644

	$46,745	$51,815

The accompanying notes are an integral part of these consolidated financial statements.

SYNTROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Quarter Ended March 31,
	2014	2013
REVENUES:
Technology	$—	$100
Technical services	261	382
Technical services from Dynamic Fuels, LLC	—	417

Total revenues	261	899

COSTS AND EXPENSES:
Engineering	394	586
Depreciation and amortization	45	43
General, administrative and other (including non-cash equity compensation of $53 and $384 for the quarter ended March 31, 2014 and 2013, respectively.)	2,362	2,279

OPERATING LOSS	(2,540)	(2,009)
INTEREST INCOME	1	2
OTHER INCOME (LOSS)	(6)	2
EQUITY IN EARNINGS (LOSS) OF DYNAMIC FUELS, LLC	(3,372)	6,707
FOREIGN CURRENCY EXCHANGE	(561)	(68)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,478)	4,634

INCOME FROM DISCONTINUED OPERATIONS	—	6,391

NET INCOME (LOSS)	$(6,478)	$11,025

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
Net income (loss) from continuing operations	$(0.65)	$0.48
Income from discontinued operations	—	0.67

Net income (loss)	$(0.65)	$1.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	9,956	9,585

Diluted	9,956	9,585

The accompanying notes are an integral part of these consolidated financial statements.

SYNTROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance, December 31, 2013	9,943	$99	$400,262	$(362,717)	$37,644
Match to 401(k)	17	1	52	—	53
Net loss	—	—	—	(6,478)	(6,478)

Balance, March 31, 2014	9,960	$100	$400,314	$(369,195)	$31,219

The accompanying notes are an integral part of these consolidated financial statements.

SYNTROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Quarter Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,478)	$11,025
Income from discontinued operations	—	6,391

Income (loss) from continuing operations	(6,478)	4,634
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	45	43
Foreign currency exchange	561	68
Non-cash compensation expense	53	384
Net loss on abandonment of equipment	7	—
Non-cash (income) loss in equity method investee	3,372	(6,707)
Changes in assets and liabilities:
Accounts receivable	43	11
Accounts receivable from Dynamic Fuels, LLC	—	167
Other assets	36	(21)
Accounts payable	(224)	217
Accrued employee costs	18	114

Net cash used in continuing operations	(2,567)	(1,090)
Net cash used in discontinued operations	—	(10)

Net cash used in operating activities	(2,567)	(1,100)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(2)
Investment in and loans to Dynamic Fuels, LLC	(1,050)	(5,670)

Net cash used in continuing operations	(1,050)	(5,672)
Net cash provided by discontinued operations	—	5,798

Net cash provided by (used in) investing activities	(1,050)	126

NET CHANGE IN CASH AND CASH EQUIVALENTS:	(3,617)	(974)
CASH AND CASH EQUIVALENTS, beginning of period	11,400	15,909

CASH AND CASH EQUIVALENTS, end of period	$7,783	$14,935

NON-CASH INVESTING ACTIVITIES:
Guarantee liability	$1,000	$—

Accounts receivable reduction in Dynamic Fuels LLC, working capital loan	$—	$8,986

The accompanying notes are an integral part of these consolidated financial statements.

SYNTROLEUM CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014

1. BUSINESS AND ORGANIZATION

Nature of Operations

The focus of Syntroleum Corporation and subsidiaries (the “Company”, “Syntroleum”, or “we”) is the commercialization of its technologies to produce synthetic liquid hydrocarbons. Operations to date have consisted of activities related to the commercialization of a proprietary process (the “Syntroleum® Process”) and previously consisted of research and development of the Syntroleum® Process designed to convert carbonaceous material (biomass, coal, natural gas and petroleum coke) into synthetic liquid hydrocarbons. Synthetic hydrocarbons produced by the Syntroleum® Process can be further processed using the Syntroleum Synfining® Process into high quality liquid fuels, such as diesel, jet fuel (HRJ), kerosene, naphtha, propane and other renewable chemical products.

Our Bio-Synfining® Technology is a renewable fuels application of our Synfining® Technology. This technology is applied commercially via our Dynamic Fuels, LLC (“Dynamic Fuels”) joint venture with Tyson Foods, Inc. (“Tyson”). The technology processes renewable feedstocks such as triglycerides and/or fatty acids to make renewable synthetic products.

In the past we have sustained recurring losses and negative cash flows from operations. As of March 31, 2014, we had approximately $7.8 million of cash and cash equivalents available to fund operations and investing activities and have limited income from operations. Additionally, the Dynamic Fuels plant (the “Geismar Facility”) was placed in stand-by mode in December 2012, and remains in stand-by mode as the Company and Tyson have not agreed upon the conditions necessary for start-up.

Asset Purchase Agreement with Renewable Energy Group

On December 17, 2013, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Renewable Energy Group, Inc. (“REG”) and REG Synthetic Fuels, LLC, (“REG Synthetic”), a wholly-owned subsidiary of REG, pursuant to which we have agreed to sell substantially all of our assets to REG Synthetic, including all of our intellectual property and our 50% equity interest Dynamic Fuels (the “Asset Sale”). As consideration for the Asset Sale, REG will assume substantially all of our material liabilities and we will receive 3,796,000 shares of REG common stock, subject to downward adjustment (based on the value of REG common stock at closing, as calculated under the Asset Purchase Agreement) to the extent that our cash on hand at closing is less than $3.2 million; provided, that, if the per share value of REG’s common stock at closing (as calculated under the Asset Purchase Agreement) is equal to or greater than $12.91, then the number of shares of REG common stock will be equal to (A) $49,000,000, divided by (B) the REG common stock value at closing (as calculated under the Asset Purchase Agreement). The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned upon the approval of our stockholders and other specified closing conditions. REG has filed a Registration Statement on Form S-4, Amendment No. 1 and Amendment No. 2 in connection with the transactions contemplated by the Asset Purchase Agreement, which includes our proxy statement for a special meeting of stockholders to be held in order to approve the transactions. If our stockholders approve the transaction and the other closing conditions are satisfied or waived, it is expected that the Asset Sale will close in the second quarter of 2014.

Following the closing of the Asset Sale and subject to the approval of our stockholders, we intend to liquidate and dissolve in compliance with the applicable provisions of the Delaware General Corporation Law.

2. BASIS OF REPORTING

The consolidated financial statements include the accounts of Syntroleum Corporation and our majority-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated. Companies in which we own a 20 percent to 50 percent interest, but in which we do not have a controlling interest are accounted for by the equity method. We own 50 percent and have a non-controlling interest in Dynamic Fuels. The entity is accounted for under the equity method and is not required to be consolidated in our financial statements; however, our share of the Dynamic Fuels results of operating activities is reflected in the Consolidated Statements of Operations and the subsidiary’s summarized financial information is reported in Note 4, “Investment in and Loans to Dynamic Fuels, LLC”. The carrying value of our investment in Dynamic Fuels is reflected in “Investment in and Loans to Dynamic Fuels, LLC” in our Consolidated Balance Sheets.

The consolidated financial statements included in this report have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, these statements reflect all adjustments (consisting of normal recurring entries), which are, in the opinion of management, necessary for a fair statement of the financial results for the interim periods presented. These consolidated financial statements should be read together with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC under the Securities Exchange Act of 1934, as amended.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our financial position and results of operations are materially affected by Dynamic Fuels’ financial position and results of operations as of and for the three months ended December 31, 2013.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. As a result of the factors described in Note 1, and in connection with our accumulated deficit of $369 million, and our expectation of future cash requirements exceeding our capital availability there is substantial doubt about our ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If the consolidated financial statements were prepared on a liquidation basis, the carrying value of our assets and liabilities would be adjusted to the net realizable amounts. In addition, the classification of the assets and liabilities would be adjusted to reflect the liquidation basis of accounting.

As of March 31, 2014, the Syntroleum 401K Plan was terminated.

3. DISCONTINUED OPERATIONS

Income from Discontinued Operations for the quarter ended March 31, 2013 included $5.8 million in proceeds from the sale of our nominal two b/d pilot plant. The Company had no carrying value for the pilot plant since all costs incurred had been expensed as research and development expenses. As such, the total amount of the proceeds was recognized as a gain. In connection with this sale, the buyer assumed all dismantlement and retirement costs, as such, the previously recognized asset retirement obligation of $603,000, was also recognized as a gain in connection with the sale of the pilot plant.

4. INVESTMENT IN AND LOANS TO DYNAMIC FUELS

On June 22, 2007, we entered into definitive agreements with Tyson to form Dynamic Fuels, to construct and operate facilities in the United States using our Bio-Synfining® Technology. Dynamic Fuels is organized and operated pursuant to the provisions of its Limited Liability Company Agreement between the Company and Tyson (the “LLC Agreement”). Other agreements entered into included a technology license agreement whereby we would provide for the transfer of our Bio-Synfining® Technology, provide technology support services to Dynamic Fuels, and receive payment of royalties for plant production. These agreements also included a sales agreement whereby Tyson would be paid a sourcing fee to procure feedstock.

The LLC Agreement provides for management and control of Dynamic Fuels to be exercised jointly by representatives of the Company and Tyson equally with no LLC member exercising control. Dynamic Fuels has a different fiscal year than us. The Dynamic Fuels fiscal year ends on September 30 and we report our share of Dynamic Fuels results of operations on a three month lag basis. Our carrying value in Dynamic Fuels is reflected in “Investment in and Loans to Dynamic Fuels, LLC” in our Consolidated Balance Sheets. As of March 31, 2014, Syntroleum’s exposure to loss as a result of its relationship with this entity was approximately $36.5 million, which represents our equity investment in and loans to this entity as well as the valuation of the guarantee liability, net of recognized losses and other equity accounting adjustments. Additionally, Syntroleum has responsibility for up to 50% of Tyson’s losses under the bond guarantee. The carrying value of our investment in Dynamic Fuels exceeds the amount of underlying equity in net assets and loans to Dynamic Fuels by approximately $8.5 million with $7.5 million related to warrants issued to Tyson and $1 million related to the bond guarantee. The warrants are being amortized over the remaining life of the Dynamic Fuels bonds which expire in 2033.

Dynamic Fuels was initially capitalized on July 13, 2007 with $4.25 million in capital contributions from Tyson and $4.25 million in capital contributions from us. We contributed an additional $49.31 million and Tyson contributed an additional $52.49 million in cash and non-cash capital contributions by December 31, 2013. During the quarter ended March 31, 2014, each partner made additional working capital loans of $1.05 million. Each partner has remaining outstanding working capital loans to Dynamic Fuels of $12.6 million. The remaining loans are non-interest bearing and do not have a stated term but will be repaid to each partner upon Dynamic Fuels generating sufficient operating cash flow. Syntroleum will likely be required to fund future working capital of Dynamic Fuels.

In 2008, Dynamic Fuels received approval from the Louisiana State Bond Commission to issue up to $100 million of certain Gulf Opportunity Tax Exempt Bonds originated by the Louisiana Public Facilities Authority (the “Bonds”). On October 21, 2008, the issuance of the Bonds occurred and required a letter of credit in the amount of $100 million as collateral for Dynamic Fuels’ obligations under the Bonds. Under the terms of a warrant agreement, Tyson agreed to provide credit support for the entire $100 million Bond issue for which we issued Tyson a warrant to purchase 800,000 shares of our common stock for $0.10 per share, which was exercised in full on April 16, 2009. As described in Note 7, we have accepted responsibility for up to 50% of Tyson’s losses under the bond guarantee.

In prior years, Dynamic Fuels was engaged in the development and construction of the Geismar Facility. Dynamic Fuels began commercial operations in November of 2010. The Geismar Facility sold 66.9 million gallons of renewable products such as diesel, naphtha, and LPG from December 2010 to December 2013. Nameplate capacity for the Geismar Facility is 75 million gallons per year.

Since inception of commercial operations, the Geismar Facility has experienced mechanical issues, hydrogen supply disruptions and feedstock adulterants which have contributed to plant down time, higher than expected operational costs and operating losses. After completion of a maintenance turnaround on December 10, 2012, the plant was placed in stand-by mode primarily because of economic conditions, including without limitation, falling RIN prices, uncertainty regarding the extension and retroactive application of federal tax credits, and the high price of feedstocks. While the plant is ready for commercial operation, the Dynamic Fuels management committee has not determined a re-start date. As of the date of this Quarterly Report on Form 10-Q, the plant continues to be in stand-by mode and is non-operational as Syntroleum and Tyson have not agreed on the conditions necessary for plant start-up.

Accounting standards for equity method investments require us to consider all factors that may indicate that the value of our investment in Dynamic Fuels is less than the amount resulting from the application of the equity method reported in our consolidated balance sheet. If such a value deficiency has occurred and is other than temporary, it must be recognized currently. Our management has considered Dynamic Fuel’s financial condition, current status and outlook and has concluded that should a current valuation deficiency exist, it does not meet the “other than temporary” criteria of the accounting standards. When the Company and Tyson reach an agreement to resume production, for which there is no assurance, should the plant upgrades and improvements fail to improve operational performance or industry economics make the plant uneconomic to operate, should the Asset Purchase Agreement not be approved, or should we be required to seek protection under the U.S. Bankruptcy Code or similar relief, we may be required to assess the recoverability of our investment in and loans to Dynamic Fuels.

Dynamic Fuels, LLC Quarter Ended December 31, 2013 Unaudited Financials (in thousands):

Balance Sheet	December 31, 2013	September 30, 2013
Cash and Current Assets	$7,303	$9,727
Inventory	3,179	3,297
Property, Plant and Equipment and Other Assets	149,165	150,843

Total Assets	$159,647	$163,867

Accounts Payable	$1,445	$2,254
Notes and Accounts Payable to Related Parties	24,211	21,057
Long-Term Liabilities	100,062	100,060

Total Liabilities	125,718	123,371

Total Members’ Equity	33,929	40,496
Total Liabilities and Members’ Equity	$159,647	$163,867

Statement of Operations	For the Quarter Ended December 31, 2013	For the Quarter Ended December 31, 2012
Revenue	$150	$19,826
Cost of Goods Sold and Operating Expenses	6,255	31,078
General and Administrative Expenses	221	152

Loss from Operations	(6,326)	(11,404)

Other Income (Expense)	(241)	(388)
Net Loss	$(6,567)	$(11,792)

During the quarters ended March 31, 2014 and 2013, we recognized revenue earned pursuant to our technical services agreement with Dynamic Fuels in the amount of $0 and $417,000, respectively. This revenue is reported in “Technical services from Dynamic Fuels, LLC” in the Consolidated Statement of Operations. No royalty revenue was recognized during the quarters ended March 31, 2014 and 2013 as the plant was in stand-by mode.

5. EARNINGS PER SHARE

	Three months ended March 31,
	2014	2013
	(Dollars in thousands, except per share amounts; shares in thousands)
Income (loss) from continuing operations available to common stockholders for basic and diluted earnings per share	$(6,478)	$4,634

Basic weighted-average shares	9,956	9,585
Effect of dilutive securities:
Unvested restricted stock units	—	—
Stock options	—	—

Dilutive weighted-average shares	9,956	9,585

Earnings (loss) per common share from continuing operations:
Basic	$(0.65)	$0.48
Diluted	$(0.65)	$0.48

The table below includes information related to stock options, warrants and restricted stock that were outstanding at March 31 of each respective year but have been excluded from the computation of weighted-average stock options due to the option exercise price exceeding the first quarter weighted-average market price of our common shares as their inclusion would have been anti-dilutive to our income (loss) per share.

	March 31, 2014	March 31, 2013
Options, warrants and restricted stock excluded (in thousands)	2,281	1,937
Weighted-average exercise prices of options, warrants and restricted stock excluded	$26.32	$29.96
First quarter weighted-average market price	$3.72	$4.40

6. STOCK-BASED COMPENSATION

Our stock-based incentive plans permit us to grant restricted stock units, restricted stock, incentive or non-qualified stock options, and certain other instruments to employees, directors, consultants and advisors of the Company. Certain stock options and restricted stock units vest in accordance with the achievement of specific company objectives. The exercise price of options granted under the plan must be at least equal to the fair value of our common stock on the date of grant. All options granted vest at a rate determined by the Nominating and Compensation Committee of our board of directors and are exercisable for varying periods, not to exceed ten years. Shares issued under the plans upon option exercise or stock unit conversion are generally issued from authorized, but previously unissued shares.

As of March 31, 2014, 640,750 shares of common stock were available for grant under our current plan. We are authorized to issue up to 1,133,641, plan equivalent shares of common stock in relation to stock options or restricted shares outstanding or available for grant under the plans.

Stock Options

The number and weighted average exercise price of stock options outstanding are as follows:

	Shares Under Stock Options	Weighted Average Price Per Share
OUTSTANDING AT DECEMBER 31, 2013	572,640	$19.08
Granted at market price	—	—
Exercised	—	—
Expired, forfeited, cancelled or repurchased	(79,749)	7.75

OUTSTANDING AT MARCH 31, 2014	492,891	$20.91

The following table summarizes information about stock options outstanding at March 31, 2014:

Options Outstanding				Options Exercisable
Range of Exercise Price	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Options Exercisable	Weighted Average Exercise Price Per Share
$6.60 - $6.60	352,173	$6.60	4.32	352,173	$6.60
$14.10 - $14.10	5,000	14.10	7.33	5,000	14.10
$28.90 - $28.90	50,625	28.90	2.69	50,625	28.90
$31.90 - $68.80	60,023	67.64	0.69	60,023	67.64
$80.30 - $96.70	22,569	94.29	1.63	22,569	94.29
$105.10 - $105.10	2,500	105.10	1.34	2,500	105.10

	492,891	$20.91		492,891	$20.91

A total of 492,891 stock options with a weighted average exercise price of $20.91 were outstanding and fully vested at March 31, 2014. There were no stock options granted during the three months ended March 31, 2014 or 2013.

Non-cash compensation cost related to stock and stock options and restricted stock recognized during the three months ended March 31, 2014 and 2013 was $53,000 and $384,000, respectively.

There were no stock options exercised during the three months ended March 31, 2014 and 2013. As of March 31, 2014, there was no aggregate intrinsic value of stock options that were fully vested. The remaining weighted average contractual term for options exercisable is approximately 3.83 years. As of March 31, 2014, all stock options have vested and all related compensation costs has been recognized.

Restricted Stock

We also grant common stock and restricted common stock units to employees and directors. These awards are recorded at their fair values on the date of grant and compensation cost is recorded using graded vesting over the expected term. There were no shares granted during 2014. The weighted average grant date fair value of common stock and restricted stock units granted during the three months ended March 31, 2013 was $4.00 per share (total grant date fair value of $350,000). As of March 31, 2014, all restricted stock units had vested.

7. COMMITMENTS AND CONTINGENCIES

We have entered into employment agreements, which provide severance benefits to several key employees. Commitments under these agreements totaled approximately $2.1million at March 31, 2014. Expense is not recognized until an employee is severed.

During the quarter ending March 31, 2014, the Company agreed to accept effective responsibility for 50%, or up to $50 million, of any liability incurred by Tyson in connection with its guarantee of $100 million of Bonds issued by Dynamic Fuels. Tyson’s guarantee is secured by its letter of credit as described in Note 4. The holders of the Bonds are entitled to draw upon the letter of credit in the event of a default under the Bonds. Dynamic Fuels is not currently in default under the Bonds. The Company’s obligation will continue until the Bonds, which are due in 2033, are repaid or assumed. The Company had previously issued warrants to Tyson in exchange for Tyson’s agreement to provide the letter of credit, as described in Note 4.

The Company agreed to accept this obligation in order to help resolve disagreements between the Company and Tyson regarding the guarantee described above which had delayed the financial reporting for Dynamic Fuels, and to avoid the possibility that an ongoing dispute with Tyson could delay or prevent the Company from completing the proposed Asset Sale to REG Synthetic. Pursuant to the proposed asset sale, REG Synthetic has agreed to assume this obligation. Management determined the fair value associated with the guarantee is $1 million by utilizing a Monte Carlo simulation model. The Company increased its carrying value of its Investment In and Loans To Dynamic Fuels, LLC by $1 million and recorded a noncurrent liability during the quarter ended March 31, 2014.

Three lawsuits challenging the Asset Sale have been filed. First, on December 26, 2013, Daniel Baxter, on behalf of himself and the public stockholders of Syntroleum, filed a putative class action petition in the District Court of Tulsa County, State of Oklahoma. Second, on December 30, 2013, Philip Crawley, on behalf of himself and the public stockholders of Syntroleum, filed a putative class action petition in the District Court of Tulsa County, State of Oklahoma. Third, on January 10, 2014, George Kashouh and Thomas Victor, on behalf of themselves and the public stockholders of Syntroleum, filed a putative class action petition in the District Court of Tulsa, State of Oklahoma. All of the lawsuits name as defendants Syntroleum, each member of Syntroleum’s board of directors, REG, and REG Synthetic; the Baxter lawsuit also names Syntroleum’s Principal Financial Officer as a defendant. On January 14, 2014, the court issued an order consolidating the first two suits, and on February 12, 2014, the third suit was consolidated. On January 22, 2014, the plaintiffs filed an amended consolidated petition alleging that (1) Syntroleum’s directors breached their fiduciary duties in connection with entering into the Asset Purchase Agreement, as publicly disclosed on December 17, 2013, by failing to maximize stockholder value, agreeing to onerous and unreasonable deal protection devices and failing to act in accordance with their duties of care, loyalty, and good faith, (2) Syntroleum, REG and REG Synthetic aided and abetted those alleged breaches of fiduciary duties, and (3) the combined proxy statement/prospectus omits material information regarding the proposed transaction and is otherwise misleading. Based on these allegations, the amended petition seeks to enjoin the Asset Sale, to obtain other related declaratory and injunctive relief (including rescission), and to recover the costs of the action, including reasonable attorneys’ fees. The Baxter plaintiffs filed an Emergency Motion and Memorandum in Support to Expedite Discovery and Shorten Prescribed Time Period for Defendants to Respond to Discovery together with their original petition, which motion was heard on January 6, 2014 and not granted. On January 24, 2014, the original judge assigned to the consolidated matter recused herself and the matter was re-assigned to another judge. No further hearing dates have been set in connection with the consolidated lawsuits. On March 7, 2014, Syntroleum agreed to certain supplemental disclosures in the proxy statement/prospectus relating to the Asset Sale in exchange for plaintiffs’ agreement not to seek to enjoin or otherwise delay a vote by Syntroleum’s stockholders on the Asset Sale on the basis of the disclosures contained in that proxy statement/prospectus. On April 16, 2014, plaintiffs filed a dismissal without prejudice of Syntroleum Corporation from the litigation.

The Company is involved in certain claims and legal proceedings arising in the ordinary course of business. Management believes there will not be any liability from the resolution of these proceedings and any liability will not have a material adverse effect on the Company’s financial condition, future results of operations or liquidity.